SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     |X|  Filed by the registrant
     |_|  Filed by a party other than the registrant

          Check the appropriate box:

     |X|  Preliminary Proxy Statement       |_| Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     |_|  Definitive Proxy Statement
     |_|   Definitive Additional Materials
     |_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Shaman Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(1)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(3)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(4)  Total fee paid:

--------------------------------------------------------------------------------
     |_|  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(5)  Amount Previously Paid:

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(6)  Form, Schedule or Registration Statement No.:

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(7)  Filing Party:

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(8)  Date Filed:

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


[LOGO] Shaman
---------------------
PHARMACEUTICALS, INC.


                          SHAMAN PHARMACEUTICALS, INC.
                              213 East Grand Avenue
                      South San Francisco, California 94080

                                February 9, 2000
Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders ("Special Meeting") of Shaman Pharmaceuticals, Inc. (the "Company"), which will be held at 9:00 A.M. Pacific Standard Time on Friday, March 10, 2000 at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, for the following purposes:

     (i) To approve the transfer of all of the assets and liabilities of Shaman Pharmaceuticals, Inc. to Shaman.com, Inc. ("Shaman.com") in exchange for shares of Common Stock of Shaman.com;

     (ii) To approve an amendment to the Amended and Restated Certificate to delete the provision stating that a sale of all or substantially all of the assets the Company will be treated as a liquidation, dissolution or winding up of the Company, for purposes of causing a required liquidation preference distribution to the holders of Series C Preferred Stock; and

    (iii) To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as soon as possible. If you attend the Special Meeting and vote by ballot, your proxy will be automatically revoked and only your vote at the Special Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING AND VOTE IN PERSON.

     After  careful   consideration,   the  Company's  Board  of  Directors  has
unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

                                        Sincerely,



                                        Lisa A. Conte
                                        President, Chief Executive Officer,
                                        Chief Financial Officer and director

================================================================================
                                    IMPORTANT

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING, YOUR SHARES MAY BE VOTED.
================================================================================

                          SHAMAN PHARMACEUTICALS, INC.

                   -----------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 10, 2000
                   -----------------------------------------

TO THE STOCKHOLDERS OF SHAMAN PHARMACEUTICALS, INC.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders ("Special Meeting") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 9:00 A.M. Pacific Standard Time on Friday, March 10, 2000 at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, for the following purposes:

     (1) To approve the transfer of all of the assets and liabilities of Shaman Pharmaceuticals, Inc. to Shaman.com, Inc. ("Shaman.com") in exchange for shares of Common Stock of Shaman.com;

     (2) To approve an amendment to the Amended and Restated Certificate to delete the provision stating that a sale of all or substantially all of the assets the Company will be treated as a liquidation, dissolution or winding up of the Company, for purposes of causing a required liquidation preference distribution to the holders of Series C Preferred Stock; and

     (3) To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The record date for determining those stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof is February 2, 2000. The stock transfer books will not be closed between the record date and the date of the Special Meeting. A list of the stockholders entitled to vote at the Special Meeting will be available for inspection at the Company's offices, 213 East Grand Avenue, South San Francisco, California 94080, for a period of 10 days prior to the Special Meeting.

     All  stockholders  are cordially  invited to attend the Special  Meeting in person. Whether or not you plan to attend, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Special Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares would be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Special Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Special Meeting.

Sincerely,

Lisa A. Conte
President, Chief Executive Officer, Chief Financial Officer and Director South San Francisco, California
February 9, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

                          SHAMAN PHARMACEUTICALS, INC.
                              213 East Grand Avenue
                      South San Francisco, California 94080

                      -------------------------------------

                                 PROXY STATEMENT

                      -------------------------------------
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 10, 2000


General Information for Stockholders

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at 9:00 A.M. Pacific Standard Time on Friday, March 10, 2000, at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, and at any adjournment thereof.

     This Proxy Statement and the accompanying form of Proxy are to be first mailed to the stockholders entitled to vote at the Special Meeting on or about February 9, 2000.

Record Date and Voting

     The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. All stockholders of record at the close of business on February 2, 2000 are entitled to notice of, and to vote at, the Special Meeting. As of the close of business on such date, there were _____ shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), outstanding and entitled to vote, held by ____ stockholders of record. ____ shares of Series C Preferred Stock were outstanding and entitled to vote and held by ____ stockholders of record, and ____ shares of Series D Preferred Stock were outstanding and held by ___ stockholders of record. Each holder of Common Stock as of the record date is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. Each holder of Series C Preferred Stock is entitled to one vote for each share of Common Stock into which such share of Series C Preferred Stock is convertible as of the record date. Each holder of Series D Preferred Stock as of the record date is entitled to one vote for each share of Series D Preferred Stock held by such stockholder as of the record date.

     Proposal One will be decided by the affirmative vote of a majority of the voting shares outstanding on the record date including all shares of Common Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class. Proposal Two will be decided by the affirmative vote of (a) a majority of all of the Company's outstanding voting shares, including all shares of Common Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, and (b) a majority of the outstanding shares of the Series C Preferred Stock voting as a separate class. All other matters submitted for stockholder approval at this Special Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matters. If a choice as to the matters coming before the Special Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no contrary instructions are given, the shares will be voted in favor of the approval of all proposals described in the accompanying Notice of Special Meeting and in this Proxy Statement. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. However, because Proposals One and Two require the affirmative vote of a majority of the Company's outstanding voting shares on the Record Date, broker non-votes with respect to both of those particular proposals will have the same effect as votes against the approval of those proposals.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Special Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 213 East Grand Avenue, South San Francisco, California 94080 or by telephone at
(650) 952-7070. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by February 25, 2000.

Revocability of Proxies

     Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to its exercise by filing with the Secretary of the Company at its principal executive offices at 213 East Grand Avenue, South San Francisco, California 94080, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Special Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Special Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.

================================================================================
                                    IMPORTANT

Please mark, date, sign and return the enclosed Proxy in the accompanying postage-prepaid, return envelope as soon as possible so that, if you are unable to attend the Special Meeting, your shares may be voted.
================================================================================

                 MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

                                  PROPOSAL ONE

                  TRANSFER OF ALL OF THE ASSETS AND LIABILITIES
                          OF THE COMPANY TO SHAMAN.COM
                            IN EXCHANGE FOR SHARES OF
                           COMMON STOCK OF SHAMAN.COM

General Information About the Transaction

     The Company's stockholders are being asked to act upon a proposed transfer of all of the assets and liabilities of the Company to the Company's wholly-owned subsidiary, Shaman.com, Inc, a Delaware corporation ("Shaman.com"). The Company will receive in exchange for its assets and liabilities shares of common stock of Shaman.com having a value equal to the net book value of the assets and liabilities transferred. If this Proposal One is approved, the Company would become a holding company of Shaman.com, and Shaman.com would conduct the Company's current operations. This corporate structure is intended to permit greater flexibility in the management and financing of the Company's business operations, since the Company believes that it can more easily obtain financing of the Company's business through a privately held corporation.

Reasons for the Transfer of Assets to Shaman.com

     Until December 1998, the Company was solely focused on developing pharmaceuticals products derived from tropical plant sources. The Company's pharmaceutical business model was dependent upon its ability to launch its first pharmaceutical product in 1999. As a result of the U.S. Food and Drug
Administration response to the Company's proposed fast-track New Drug Application package for its leading pharmaceutical product candidate, SP-303/Provir and insufficient resources to continue the costly process of conducting a second pivotal trial which would have created significant delays, the Company restructured its business to focus on the development and marketing of dietary supplements. In July 1999, the Company launched its first botanical product SB-NSF and began marketing this product in September 1999. SB-NSF is a botanical dietary supplement to normalize water flow in the bowel and promote stool formation.

     The Company has incurred significant losses in each year since its founding in 1989. As of September 30, 1999 the Company's accumulated deficit was approximately $168.5 million. The Company will need to obtain additional funding through public or private equity or debt financing, collaborative agreements or from other sources to continue its research and development activities, fund operating expenses and commercialize its products. The Company's projections show that cash on hand as of September 30, 1999 should be sufficient to fund operations at the current level only through the first quarter of 2000. Unless the Company is successful in its effort to sell or out-license its pharmaceutical products, or to sell or establish collaborative agreements to sell its botanical products, it will be unable to fund its current operations beyond the first quarter of 2000. The Company believes that as a publicly traded company, it will be unable to obtain adequate financing to continue operations and to further its business plans, and that creating a privately held, wholly-owned subsidiary for the Company's operations is necessary to seek financing for the Company's business, since the simpler structure of a private company will be more attractive to outside investors as a private investment. However, there can be no guarantee that Shaman.com will be successful in raising any financing to be able to continue its operations or further its business plans. In addition, the Company's operations will better thrive in a private company unencumbered by the expenses generated by the extensive reporting requirements of the federal securities laws.

Material Differences in the Rights of the Company's Stockholders Following the Transfer of Assets

     The transfer of the Company's assets and liabilities will not change the ownership rights of the Company's stockholders in the Company. Each of the Company's stockholders will still own shares of the Common Stock or Preferred Stock, as the case may be, of the Company and will continue with the same voting and dividend rights as before. However, the transfer will effect a change in the nature of each of the Company's stockholder's ownership of the assets of the Company. Prior to the transfer, the Company directly owned all of its assets. By transferring all of the assets to Shaman.com, a wholly-owned subsidiary of the Company, the Company's stockholders will now indirectly own such assets through the Company's ownership of Shaman.com. As a result of the proposed transaction, the stockholders of the Company will not directly elect the Directors of Shaman.com. Directors of Shaman.com will be elected by the Board of the Company, which will be the sole shareholder of Shaman.com. The Board of Directors of Shaman.com will in turn elect the officers of Shaman.com and will otherwise control the business and affairs of Shaman.com. It is generally expected that the officers, directors, and other senior management employees of Shaman.com will be comprised principally of persons also serving as officers, directors, and other senior executives of the Company. Similarly, the stockholders' statutory right to inspect the books and records of the Company under applicable Delaware law may not extent to the books and records of Shaman.com. However, because the Company is a public company subject to the reporting requirements of the Securities Exchange Act of 1934, information regarding the Company and its subsidiary is available to stockholders without resort to the statutory right to inspect the Company's books and records.

     In the event that the Company proposes to make a further disposition of the stock of Shaman.com or if Shaman.com disposes of its assets, in either case to an unrelated third party or affiliate other than another subsidiary of the Company, the Company will seek stockholder approval if the stock or assets involved constitute substantially all of the assets of Shaman.com. For this reason, the proposed transaction does not alter stockholders' rights to approve such dispositions. The Company has no present intention to cause Shaman.com to make a further transfer of assets (other than a sale or out-license of the Company's pharmaceutical assets) to an unrelated third party. The Company does not intend to seek stockholder approval of any subsequent dispositions of assets by Shaman.com or of the stock of Shaman.com, unless such assets or stock to be transferred constitute all or substantially all of the assets of the Company and Shaman.com as a whole.

     In the future, the Company's stockholders will experience dilution in their indirect ownership of Shaman.com if Shaman.com is successful in raising equity financing. Currently, Shaman.com is a wholly-owned subsidiary of the Company. Therefore, the stockholders of the Company indirectly own all of the outstanding capital stock of Shaman.com. However, Shaman.com will need to obtain additional financing through private equity or debt financings or from other sources or may enter into collaborative arrangements that involve either sales of its capital stock or transactions involving an exchange of shares of its capital stock for shares of the third party's capital stock or shares of Shaman.com's capital stock for certain of the third party's assets. If additional funds are raised by issuing equity securities, the Company will no longer own all of the outstanding capital stock of Shaman.com, and the indirect ownership percentage of the Company's stockholders will correspondingly decrease. Additionally, as employees are hired for Shaman.com, such employees will likely receive options to acquire shares of Shaman.com common stock. Any such issuance of options, and the subsequent exercise thereof, would dilute the Company's stockholders' indirect ownership interest in Shaman.com. The Company and Shaman.com may not be successful in raising equity or debt financing.

Effect on Company's Financial Statements

     The implementation of Proposal One will not have a material effect on the financial statements of the Company. The Company will however report its financial operations and condition on a consolidated basis. The net income of Shaman.com, reflected as income on the Company's consolidated financial statements, will be available for the payment of dividends to stockholders of the Company to the extent that the Company has received dividends or other distributions from Shaman.com.

Financial Accounting Implications

     For financial accounting and reporting purposes, Shaman.com will be fully consolidated with the Company, and this transaction is not expected to otherwise have any material financial reporting implications for the Company.

Federal Tax Consequences

     Following is a summary of the material federal income tax consequences of the proposed transfer of the Company's assets to Shaman.com (the "Transaction"). The summary does not purport to discuss all potential tax issues or consequences of the Transaction. In addition, no summary is provided as to (1) any federal income tax consequences other than as expressly set forth herein and (2) any state and local tax consequences.

     The facts relevant to this summary are set forth in this Proxy Statement and related documents. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the income tax regulations issued by the Internal Revenue Service (the "IRS"), including temporary and proposed Treasury regulations ("Treas. Reg."), administrative rulings of the IRS, and judicial decisions as of the date of this Proxy Statement - all of which are subject to change at any time either prospectively or retroactively. In some cases, the proper interpretation of such authorities or their application to particular factual situations is unclear.

Capitalization of Shaman.com

     The Company proposes the transfer of all of its assets to Shaman.com in exchange for (a) all of the issued and outstanding voting stock of Shaman.com and (b) the assumption by Shaman.com of all of the Company's liabilities.
Section 351 of the Code provides that no "gain or loss shall be recognized if property is transferred to a corporation...solely in exchange for stock or securities in such corporation" and immediately after the exchange the transferor "controls" the corporation to which the property has been transferred. The statute, in short, renders non-taxable transfers of property in exchange for a proprietary interest in a controlled corporation. Accordingly, except to the extent that the Company's liabilities assumed by Shaman.com exceed the Company's adjusted basis in the assets it transfers to Shaman.com, no gain or loss should be recognized by the Company as a result of the Transaction. Code sections 351(a) and 357 (c)(1). Shaman.com will realize no gain or loss by reason of the Transaction. Code sections 351(a) and 118(a). Even were the Company to recognize gain on the transaction by reason of Shaman.com's assumption of the Company's liabilities, the Company's net operating losses might be sufficient to offset any such gain.

Shaman.com's Basis in its Assets

     Shaman.com's basis in the assets transferred to it will be the same as the Company's basis in those assets increased by the amount of gain (if any) recognized by the Company. Code section 362(a).

Consolidated Returns

     Because the Company will possess at least 80% of the total voting power of the stock of Shaman.com, the Company and Shaman.com constitute an "affiliated group" of corporations eligible to file consolidated federal corporate income tax returns. Code ss. 1501 and 1504 (a)(1) and (2). The issuance of additional Shaman.com shares to third parties could cost the Company and Shaman.com their "affiliated group" status and with it the privilege of filing consolidated returns.

Rights of Dissenting Stockholders

     If the proposed transfer of all of the assets and liabilities of the Company to Shaman.com is consummated, a stockholder objecting to the terms of the proposed transaction or voting against Proposal One is not entitled to any appraisal or similar rights under Delaware or California law.

Vote Required for Stockholder Approval

     The affirmative vote of a majority of all shares the Company's outstanding voting shares is required for approval of the transfer of all of the assets and liabilities of the Company to Shaman.com in exchange for shares of common stock of Shaman.com.

Recommendation of the Board of Directors

     The Board recommends that the stockholders vote IN FAVOR OF the transfer of all of the assets and liabilities of the Company to Shaman.com in exchange for shares of common stock of Shaman.com.

     The Board has carefully considered the benefits and risks of the proposed transaction described in this Proposal One and believes that the Company and its stockholders will benefit from the increased potential ability of Shaman.com, as a privately held company, to raise capital to maintain operations and further its business plan and work to increase the value of its assets.

                                  PROPOSAL TWO

                                AMENDMENT TO THE
             COMPANY'S CERTIFICATE OF INCORPORATION TO AMEND CERTAIN
                LIQUIDATION PREFERENCE RIGHTS OF PREFERRED STOCK


     The Board has adopted a resolution proposing and declaring the advisability of amending Article IV, Section B.5 (e) of the Company's Amended and Restated Certificate of Incorporation to amend the provision stating that a sale of all or substantially all of the assets of the Company will be treated as a liquidation, dissolution or winding up of the Company. The proposed amendment to Section B.5 (e) provides that a sale or transfer of all or substantially all of the assets of the Company to any entity other than a subsidiary of the Company will be treated as a liquidation, dissolution or winding up of the Company. If approved by the Company's stockholders as provided herein, the amendment to Section B.5 (e) will be effected by an amendment to Section B.5 (e) of the Company's Amended and Restated Certificate in substantially the form attached to this Proxy Statement as Exhibit A which will become effective upon the filing of the amendment with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the amendment, which is incorporated by reference herein.

Currently, this section of the Amended and Restated Certificate provides as follows:

     "With respect to the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (except as limited with respect to Series D Preferred Stock as set forth in Section 5 (b) above), (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) any other transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Series C Preferred to receive at the closing thereof the amount as specified in Section 5 (a) and Section 5 (c), respectively."

     Stockholders are being asked to vote on a proposal to amend subclause (ii) of this section. The effect of this amendment would be that a sale or transfer by the Company of all or substantially all of its assets to a subsidiary (as in the case of Proposal One) would not be treated as a liquidation event, and that such transaction would therefore not result in a requirement that the liquidation preference amounts of the preferred stock be distributed to the holders of Series C Preferred Stock. The amendment of subclause (ii) will not affect the holders of Series D Preferred Stock since Section B.5 (b) of the Amended and Restated Certificate provides that sales or transfers of the Company's assets are not considered in and of themselves as a liquidation event for holders of Series D Preferred Stock.

Reasons for the Amendment

     The proposed amendment would avoid having a transfer or sale of all of the assets of the Company to a subsidiary of the Company cause a liquidation event under the Amended and Restated Certificate that would require the Company to distribute to the holders of Series C Preferred Stock their liquidation preference amounts. If the Company effects the transaction contemplated in Proposal One, the Company could be required to pay the liquidation amounts in cash to its Series C Preferred Stock holders. The Company does not have the financial resources to pay the liquidation preference amounts, and any such required payment would therefore be detrimental to the Company and its stockholders. The possibility that the transfer of all of the assets of the Company to its wholly-owned subsidiary could result in requiring the

Company to distribute the Series C preferred stockholders' liquidation preference amounts would make it impossible to proceed with Proposal One, and the Board believes it is necessary and in the best interests of its stockholders to avoid this possibility. Proposal One would permit greater flexibility in the financing of new and existing business operations and the formation of joint ventures or other business combinations with third parties.

Vote Required for Stockholder Approval

     The affirmative vote of (a) a majority of all of the Company's outstanding voting shares, including all shares of Common Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, and (b) a majority of the outstanding shares of Series C Preferred Stock voting as a separate series, is required to approve the amendment of the Amended and Restated Certificate to amend subclause (ii) of Article IV, Section B.5 (e) of the Amended and Restated Certificate to provide that a sale or transfer of all or substantially all of the assets to an entity other than a subsidiary of the Company will be treated as a liquidation, dissolution or winding up of the Company.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment of the Company's Amended and Restated Certificate of Incorporation. The fact that a transfer of all of the assets of the Company to its wholly-owned subsidiary could result in requiring the Company to distribute the Series C Preferred Stock holders' liquidation preference amount would make it impossible to proceed with Proposal One if approved, since the Company does not have the financial resources to pay the liquidation preference amounts.

                             ADDITIONAL INFORMATION

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to us with respect to the beneficial ownership of the common stock and Series R Preferred Stock as of December 15, 1999 by (1) all persons who are beneficial owners of five percent or more of the common stock or Series R Preferred Stock, as applicable,
(2) each director and officer of Shaman and (3) all current directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock or Series R Preferred Stock, as applicable, subject to options or warrants currently exercisable or exercisable within 60 days of December 15, 1999 are included in the number of shares beneficially owned by the person holding such option or warrant for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, we believe that the beneficial owners of the common stock and Series R Preferred Stock, listed below, based upon such information furnished by such owners, have sole voting and investment power with respect to such shares, subject to community property laws where applicable.

--------------------------------------------------------------------------------------------------------
 Name and Address of                     Shares of Common Stock       Series R Preferred Stock
     Beneficial Owner(1)                         Owned                      Shares Owned(3)
--------------------------------------------------------------------------------------------------------
                                                Number           Percent(2)    Number          Percent(2)
-------------------------------------------------------------------------------------------------------
Vulcan Ventures, Inc.                        5,459,812(4)           8.01%    118,596(5)           15.10%
110-110th Avenue NW,  Suite 550
Belleview, WA  98084
-------------------------------------------------------------------------------------------------------
Lipha S.A.                                      87,247               *       133,334              17.16%
37 rue Saint-Romain
69379 Lyon cedex 08
-------------------------------------------------------------------------------------------------------
H. Reisman Corporation                               0               *        67,862               8.73%
P.O. Box 759
377 Crane Street
Orange, NJ 07051
-------------------------------------------------------------------------------------------------------
Lisa A. Conte                                   23,110               *        36,626(6)            4.50%
-------------------------------------------------------------------------------------------------------
John W.S. Chow                                       0               *         3,167(7)                *
-------------------------------------------------------------------------------------------------------
Thomas Carlson, M.D.                                 0               *         7,483(8)                *
-------------------------------------------------------------------------------------------------------
Steven R. King, Ph.D.                              763               *        10,917(9)            1.39%
-------------------------------------------------------------------------------------------------------
Gerald R. Reaven, M.D.                              25               *         1,195(10)                *
-------------------------------------------------------------------------------------------------------
Tom White                                           25               *         2,251(11)                *
-------------------------------------------------------------------------------------------------------
Adrian D.P. Bellamy                                  0               *         8,262(12)           1.05%
-------------------------------------------------------------------------------------------------------
Jeffrey Berg                                         0               *         5,736(13)                *
-------------------------------------------------------------------------------------------------------
Loren D. Israelsen                                  45               *        24,736(14)           3.16%
-------------------------------------------------------------------------------------------------------
Herbert McDade, Jr.                                  0               *         6,069(15)                *
-------------------------------------------------------------------------------------------------------
G. Kirk Raab                                   397,457(16)           *        13,998(17)           1.77%
-------------------------------------------------------------------------------------------------------
M. David Titus                                     250               *         7,269(18)                *
-------------------------------------------------------------------------------------------------------
Directors and officers as a group              421,610               *       127,709(19)          14.50%
-------------------------------------------------------------------------------------------------------

*    Less than 1.0%

(1) This table is based upon information supplied to us by executive officers, directors and stockholders owning greater than five percent, as set forth in filings required by the Securities and Exchange Commission or as otherwise provided. The address of each officer and director identified in this table is that of Shaman's executive offices, 213 East Grand Avenue, South San Francisco, CA 94080.

(2) Percentage of beneficial ownership is calculated assuming 68,135,451 shares of common stock were outstanding as of December 15, 1999, and 777,101 shares of Series R Preferred Stock were outstanding as of December 15, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock or Series R Preferred Stock, as applicable, subject to options and warrants currently exercisable or exercisable within 60 days of December 15, 1999, are included in the number of shares outstanding for computing the percentage of the person holding such option or warrant but are not included in the number of shares outstanding for computing the percentage of any other person.

(3) The Company's Series R Preferred Stock will automatically convert on February 1, 2000 into a number of shares of Common Stock equal to $15.00 divided by the conversion price then in effect. The conversion price shall be equal to the lesser of $0.10 per share, or the price that is equal to 10% of the average closing sales price of the common stock for the 10 trading days ending three trading days prior to February 1, 2000. However, the Series R Preferred Stock will convert on February 1, 2000 only to extent that the Company has enough common stock shares authorized to issue all shares of common stock needed to effect the conversion of all outstanding shares of the Series R Preferred Stock, after taking into account the number of common stock shares necessary to effect the conversion of any then outstanding shares of Series C Preferred Stock and Series D Preferred Stock. Based on a conversion price of $0.002, which is equal to 10% of the average closing price of the Company's Common Stock for the 10 trading days ending three trading days prior to December 15, 1999, the outstanding shares of Series R Preferred Stock and outstanding warrants and options would be convertible into 8,294,107,500 shares of Common Stock.

(4) Does not include 20,000 shares of Series C Preferred Stock which is convertible to a certain number of shares of common stock, such number which shall be determined in accordance with Shaman's certificate of incorporation. The certificate of incorporation prohibits conversion of the Series C Preferred Stock to the extend such conversion would cause the holder's beneficial ownership of Common Stock to exceed 4.9% of the outstanding shares of Common Stock.

(5) Includes 8,333 shares issuable upon exercise of outstanding warrants within 60 days of December 15, 1999.

(6) Includes 2,500 shares issuable upon exercise of outstanding warrants and 33,459 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(7) Includes 667 shares issuable upon exercise of outstanding warrants and 2,500 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(8) Includes 400 shares issuable upon exercise of outstanding warrants and 7,083 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(9) Includes 500 shares issuable upon exercise of outstanding warrants and 10,417 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(10) Represents shares of issuable upon exercise of options within 60 days of December 15, 1999.

(11) Includes 2,151 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(12) Includes 833 shares issuable upon exercise of outstanding warrants and 5,736 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(13) Represents shares of issuable upon exercise of options within 60 days of December 15, 1999.

(14) Includes 19,000 shares held by LDI Group, of which Mr. Israelsen owns 80% and 5,736 shares issuable upon exercise of options within 60 days of December 15, 1999.

(15) Includes 333 shares issuable upon exercise of outstanding warrants and 5,736 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(16) Does not include 1,500 shares of Series C Preferred Stock which is convertible to a certain number of shares of common stock, such number which shall be determined in accordance with Shaman's certificate of incorporation. The certificate of incorporation prohibits conversion of the Series C Preferred Stock to the extend such conversion would cause the holder's beneficial ownership of Common Stock to exceed 4.9% of the outstanding shares of Common Stock.

(17) Includes 833 shares issuable upon exercise of outstanding warrants and 11,472 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(18) Includes 833 shares issuable upon exercise of outstanding warrants and 5,736 shares of issuable upon exercise of options within 60 days of December 15, 1999.

(19) Represents total shares held by directors and officers listed above. Includes 6,899 shares issuable upon exercise of outstanding warrants and 96,957 shares of issuable upon exercise of options within 60 days of December 15, 1999.

                                  OTHER MATTERS

     The Board knows of no other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.



By Order of the Board of Directors,



Lisa A. Conte,
President and Chief Executive Officer,
Chief  Financial Officer and Director


February _, 2000
South San Francisco, California

                                    EXHIBIT A

                    AMENDMENT TO ARTICLE IV, SECTION B.5 (e)
                       OF THE CERTIFICATE OF INCORPORATION
        TO AMEND CERTAIN LIQUIDATION PREFERENCE RIGHTS OF PREFERRED STOCK


     The following are the resolutions of the Board of Directors regarding the amendment to the Certificate of Incorporation amending certain liquidation preference rights of preferred stock:

     RESOLVED, that the subclause (ii) of Article IV, of Section B.5 (e) of the Restated and Amended Certificate of Incorporation of Shaman Pharmaceuticals, Inc. is hereby amended to read in its entirety as follows so as to amend certain liquidation preference rights of preferred stock in the event of a sale of all or substantially all of the assets of the corporation to a subsidiary of the corporation:

          "(ii) a sale of all or substantially all of the assets of the Corporation to any entity other than a subsidiary of the Corporation or."

                          SHAMAN PHARMACEUTICALS, INC.
                                      PROXY

                 Special Meeting of Stockholders, March 10, 2000

         This Proxy is Solicited on Behalf of the Board of Directors of
                          Shaman Pharmaceuticals, Inc.


     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on March 10, 2000 and the Proxy Statement and appoints Lisa A. Conte and G. Kirk Raab, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Shaman Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California, 94080 on Friday, March 10, 2000 at 9:00 A.M. Pacific Standard Time (the "Special Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

     1. |_| FOR |_| AGAINST |_| ABSTAIN To approve the transfer of all of the assets and liabilities of Shaman Pharmaceuticals, Inc. to Shaman.com, Inc. ("Shaman.com") in exchange for shares of Common Stock of Shaman.com;

     2. |_| FOR |_| AGAINST |_| ABSTAIN To approve an amendment to the Amended and Restated Certificate to delete the provision stating that a sale of all or substantially all of the assets the Company will be treated as a liquidation, dissolution or winding up of the Company, for purposes of causing a required liquidation preference distribution to the holders of Series C Preferred Stock; and

     3. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The Board of Directors recommends a vote IN FAVOR OF each of the proposals listed above. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF each of the proposals listed above.

     Please print the name(s) appearing on each share certificate(s) over which you have voting authority: _______________________________________________
                                   (Print name(s) on certificate)

Please sign your name: _____________________________________ Date: ___________
                           (Authorized Signature(s))